Exhibit 3.1

NOTICE OF ARTICLES

A. NAME OF COMPANY Set out the name of the company as set out in Item A of the Continuation Application. ZYMEWORKS INC.
B. TRANSLATION OF COMPANY NAME Set out every translation of the company name that the company intends to use outside of Canada.
not applicable

C.     DIRECTOR NAME(S) AND ADDRESS(ES)

Set out the full name, delivery address and mailing address (if different) of every director of the company. The director may select to provide either (a) the delivery address and, if different, the mailing address for the office at which the individual can usually be served with records between 9:00 a.m. and 4 p.m. on business days or (b) the delivery address and, if different, the mailing address of the individual’s residence. The delivery address must not be a post office box. Attach an additional sheet if more space is required.

LAST NAME FIRST NAME MIDDLE NAME	DELIVERY ADDRESS INCLUDING PROVINCE/STATE, COUNTRY AND POSTAL/ ZIP CODE	MAILING ADDRESS INCLUDING PROVINCE/STATE, COUNTRY AND POSTAL/ ZIP CODE

Tehrani, Ali	Suite 540 – 1385 West 8th Avenue Vancouver, BC V6H 3V9	Suite 540 – 1385 West 8th Avenue Vancouver, BC V6H 3V9

Bedford, Nick	Suite 540 – 1385 West 8th Avenue Vancouver, BC V6H 3V9	Suite 540 – 1385 West 8th Avenue Vancouver, BC V6H 3V9

Hall, Noel	5077 Cordova Bay Road Victoria, BC V8Y 2K1	5077 Cordova Bay Road Victoria, BC V8Y 2K1

Shermaine, Tilley	64 Saint Paul Street West Suite 301 Montreal, QC H2Y 4B8	64 Saint Paul Street West Suite 301 Montreal, QC H2Y 4B8

Blanchard, Kerry L.	Suite 540 – 1385 West 8th Avenue Vancouver, BC V6H 3V9	Suite 540 – 1385 West 8th Avenue Vancouver, BC V6H 3V9

Madsen, Dion	100 College Street Toronto, ON M5G 1L7	100 College Street Toronto, ON M5G 1L7

Zoth, Lota	334 CR 692 Buffalo Gap, TX, USA 79508	334 CR 692 Buffalo Gap, TX, USA 79508

Hillan, Kenneth J.	64 Seward Street San Francisco, CA, USA 94114	64 Seward Street San Francisco, CA, USA 94114

Renton, Hollings C.	1490 NW Puccoon Ct. Bend, OR, USA 97703	1490 NW Puccoon Ct. Bend, OR, USA 97703

D. REGISTERED OFFICE ADDRESSES
DELIVERY ADDRESS OF THE COMPANY’S REGISTERED OFFICE (INCLUDING BC and POSTAL CODE) Suite 2600, Three Bentall Centre, 595 Burrard Street, P.O. Box 49314, Vancouver, BC V7X 1L3
MAILING ADDRESS OF THE COMPANY’S REGISTERED OFFICE (INCLUDING BC and POSTAL CODE) Suite 2600, Three Bentall Centre, 595 Burrard Street, P.O. Box 49314, Vancouver, BC V7X 1L3
E. RECORDS OFFICE ADDRESSES

DELIVERY ADDRESS OF THE COMPANY’S RECORDS OFFICE (INCLUDING BC and POSTAL CODE) Suite 2600, Three Bentall Centre, 595 Burrard Street, P.O. Box 49314, Vancouver, BC V7X 1L3

Rev. 2005/3/10 FORM 16 – Leitch Systems Design Inc. – Approved July 7, 2005 Adapted and reprinted with permission of the Province of British Columbia – © 2004	NOA Page 1

MAILING ADDRESS OF THE COMPANY’S RECORDS OFFICE (INCLUDING BC and POSTAL CODE) Suite 2600, Three Bentall Centre, 595 Burrard Street, P.O. Box 49314, Vancouver, BC V7X 1L3 F. AUTHORIZED SHARE STRUCTURE
	Maximum number of shares of this class or series of shares that the company is authorized to issue, or indicate there is no maximum number	Kind of shares of this class or series of shares		Are there special rights or restrictions attached to the shares of this class or series of shares?
Identifying name of class or series of shares	MAXIMUM NUMBER OF SHARES AUTHORIZED OR NO MAXIMUM NUMBER	PAR VALUE OR WITHOUT PAR VALUE	TYPE OF CURRENCY	YES/NO
Common	no maximum number	without par value	n/a	Yes
Preferred	no maximum number	without par value	n/a	Yes

Rev. 2005/3/10 FORM 16 – Leitch Systems Design Inc. – Approved July 7, 2005 Adapted and reprinted with permission of the Province of British Columbia – © 2004	NOA Page 2